FIRST AMENDMENT TO CREDIT
                            AND GUARANTY AGREEMENT


      FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of November 6, 1997 (this "First Amendment"), among IMO INDUSTRIES INC., a Delaware corporation (the "Borrower"), II ACQUISITION CORP., a Delaware corporation (the "Parent") as a guarantor, VHC INC., as a guarantor, WARREN PUMPS INC., as a guarantor (VHC Inc. and Warren Pumps Inc., collectively, the "Guarantors"), the various financial institutions parties hereto (collectively, the "Lenders") and THE BANK OF NOVA SCOTIA ("Scotiabank"), as administrative agent (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H:

      WHEREAS, the Borrower, the Parent, the Lenders, the Administrative Agent and NATIONSBANC CAPITAL MARKETS, INC. ("NationsBanc"), as syndication agent for the Lenders have heretofore entered into a certain Credit and Guaranty Agreement, dated as of August 29, 1997 (the "Existing Credit Agreement" and, as amended by, and together with, this First Amendment, the "Credit Agreement"); and

      WHEREAS, the Borrower, the Parent and the Lenders desire to amend the Existing Credit Agreement to modify certain provisions thereto;

      NOW, THEREFORE, in consideration of the premises and the other provisions herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

      SECTION I.1. Use of Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms used in this First Amendment, including its preamble and recitals, have the respective meanings provided therefor in the Credit Agreement.


                                  ARTICLE II
                      AMENDMENT TO CERTAIN PROVISIONS OF
                             THE CREDIT AGREEMENT

      Subject to receipt by the Administrative Agent of counterparts of this First Amendment duly executed by the Borrower, the Parent, the Guarantors and the Required Lenders, certain terms and provisions of the Existing Credit Agreement are hereby modified and amended in accordance with this Article II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.


      SECTION II.1. Amendment to definition of Applicable Commitment Fee Margin. The phrase "Fiscal Quarter ended September 30, 1997" contained in the definition of Applicable Commitment Fee Margin in the Existing Credit Agreement is hereby amended and replaced by the phrase "Fiscal Quarter ended December 31, 1997".

      SECTION II.2. Amendment to definition of Applicable Margin. The phrase "Fiscal Quarter ended September 30, 1997" contained in the definition of Applicable Margin in the Existing Credit Agreement is hereby amended and replaced by the phrase "Fiscal Quarter ended December 31, 1997".

      SECTION II.3. Amendment to Section 7.2.2(d) ("Indebtedness"). Section 7.2.2(d) ("Indebtedness") of the Existing Credit Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

            (d) Indebtedness of Non-U.S. Subsidiaries in an amount not in excess of $45,000,000 (which amount shall automatically be reduced to $25,000,000 immediately following the sale of Roltra Morse), provided that no more than $40,000,000 of such amount may constitute intercompany Indebtedness, or if less than such amount at any time, the Permitted Amount. Notwithstanding anything to the contrary in this Agreement, the secured Indebtedness of Non-U.S. Subsidiaries permitted pursuant to Section
      7.2.3(b)(ii) hereof may be refinanced by such Non-U.S. Subsidiaries; provided that (i) such refinancing shall not result in an increase in the principal amount of such secured Non-U.S. Subsidiary Indebtedness (or, in the case of any revolving credit facility, the maximum lender commitment pursuant thereto), (ii) such refinancing shall not result in any additional collateral being pledged to secure such Non-U.S. Subsidiary Indebtedness, and (iii) any secured Non-U.S. Subsidiary Indebtedness that has been repaid and extinguished may not be reborrowed or reissued as secured Non-U.S. Subsidiary Indebtedness. Notwithstanding clause (iii) hereof, however, an aggregate amount not in excess of $2,500,000 of such secured Non-U.S. Subsidiary Indebtedness which has been repaid and extinguished by one or more Non-U.S. Subsidiaries may be reborrowed or reissued as secured Non-U.S. Subsidiary Indebtedness by the same or any other Non-U.S. Subsidiary from the same or any other lender; provided that the market value of any collateral pledged in connection therewith shall not exceed twice the amount of secured Non-U.S. Subsidiary Indebtedness which has been reborrowed or reissued pursuant to this sentence.

      SECTION II.4. Amendment to Section 7.2.3(b) ("Liens"). Section 7.2.3(b) ("Liens") of the Existing Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing such subsection with the following:

            (b) Liens granted to secure payment of Indebtedness described in (i) clause (c) of Section 7.2.2 to the extent such Liens are identified in
      Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule and (ii) clause (d) of Section 7.2.2 to the extent such Liens (x) are identified in
      Item 7.2.3(b)(ii) ("Liens on Foreign Assets") of the Disclosure Schedule or (y) secure secured Indebtedness of a Non-U.S. Subsidiary permitted pursuant to Section 7.2.2(d);

      SECTION II.5. Amendments to Section 10.1. ("Actions"). The phrase "act as collateral Administrative Agent" contained in Section 10.1 ("Actions") of the Existing Credit Agreement is hereby amended and replaced by the phrase "act as collateral agent". The phrase "resulted solely from the gross negligence or wilful misconduct of the Administrative Agent" also contained in Section 10.1 is hereby amended and replaced by the phrase "resulted from the gross negligence or wilful misconduct of the Administrative Agent".

      SECTION II.6. Amendments to Section 11.1. ("Waivers, Amendments, etc."). The phrase "extend any Commitment Termination Date without" contained in clause
(c) of Section 11.1 ("Waivers, Amendments, etc.") of the Existing Credit Agreement is hereby amended and replaced by the phrase "extend any Commitment Termination Date shall be effective without". The phrase "any Letter of Credit" contained in clause (d) of Section 11.1 is hereby amended and replaced by the phrase "any Letter of Credit shall be effective". The phrase "in its capacity as Issuer," contained in clause (e) of Section 11.1 is hereby amended and replaced by the phrase "in its capacity as Issuer, shall be effective".

      SECTION II.7. Amendment to Schedule I ("DISCLOSURE SCHEDULE"). Schedule I ("DISCLOSURE SCHEDULE") to the Existing Credit Agreement is hereby amended by
(i) adding at the end of the index page to such Schedule a reference to "ITEM 7.2.3(b)(ii) Liens on Foreign Assets", (ii) replacing ITEM 6.9 thereto with ITEM
6.9 attached hereto as Exhibit A, and (iii) adding ITEM 7.2.3(b)(ii), attached hereto as Exhibit B, to Schedule I as ITEM 7.2.3(b)(ii) thereto.


                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders and the Administrative Agent to enter into this First Amendment, the Borrower, the Parent and the Guarantors jointly and severally represent and warrant unto the Administrative Agent, each Issuer and each Lender as set forth in this Article III.

      SECTION III.1. Compliance with Warranties. The representations and warranties set forth herein, in Article VI of the Credit Agreement and in each other Loan Document delivered in connection herewith or therewith are true and correct in all material respects with the same effect as if made on and as of the date hereof (unless stated to relate solely to an earlier date).

      SECTION III.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower, the Parent and the Guarantors of this First Amendment are within the Borrower's, the Parent's and the Guarantors' corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene either the Borrower's, the Parent's or the Guarantors' Organic Documents, (ii) contravene or result in a default under any contractual restriction, law or governmental regulation or court decree or order binding on or affecting either the Borrower, the Parent or the Guarantors, or (iii) result in, or require the creation or imposition of, any Lien (except as contemplated in or created by the Loan Documents).

      SECTION III.3. Validity, etc. This First Amendment has been duly executed and delivered by the Borrower, the Parent and the Guarantors and constitutes the legal, valid and binding obligation of the Borrower, the Parent and the Guarantors enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

      SECTION III.4. Compliance With Existing Credit Agreement. As of the execution and delivery of this First Amendment and as of the date hereof, each of the Borrower, the Parent, the Guarantors and each other Obligor, if any, is in compliance with all the terms and conditions of the Existing Credit Agreement and the other Loan Documents to be observed or performed by it, and no Default has occurred and is continuing.


                                  ARTICLE IV
                           MISCELLANEOUS PROVISIONS

      SECTION  IV.1.  Ratification  of  and  Limited  Amendment  to  the  Credit
Agreement. This First Amendment shall be deemed to be an amendment to the Existing Credit Agreement, and the Existing Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. Except as specifically amended or modified herein, the Existing Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and except as expressly set forth herein the provisions hereof shall not operate as a waiver of or amendment of any right, power or privilege of the Administrative Agent and the Lenders nor shall the entering into of this First Amendment preclude the Lenders from refusing to enter into any further or future amendments. This First Amendment shall be deemed to be a "Loan Document" for all purposes of the Credit Agreement.

      SECTION IV.2. Consent and Acknowledgment of Guarantors. By their signatures below, each of the Parent, VHC Inc. and Warren Pumps Inc., in their capacity as a guarantor and as a grantor of collateral security under a Loan Document, hereby acknowledges, consents and agrees to this First Amendment and hereby ratifies and confirms its obligations as a guarantor under each Loan Document executed and delivered by it in all respects.

      SECTION IV.3.  Credit  Agreement,  References,  etc. All references to the
Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Existing Credit Agreement as amended hereby. As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Existing Credit Agreement as amended by this First Amendment.

      SECTION IV.4. Expenses. The Borrower and the Parent jointly and severally agree to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this First Amendment.

      SECTION IV.5. Headings; Counterparts. The various headings of this First Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this First Amendment or any provisions hereof. This First Amendment may be signed in any number of separate counterparts, each of which shall be an original, and all of which taken together shall constitute one instrument.

      SECTION IV.6. Governing Law; Entire Agreement. THIS FIRST AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This First Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto. This First Amendment and the provisions contained herein may be modified only by an instrument in writing executed by the Borrower, the Administrative Agent and the Required Lenders.


      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    IMO INDUSTRIES INC.
                                      as Borrower


                                    By:    John A. Young
                                    Title: Vice President


                                    II ACQUISITION CORP.
                                      as a Guarantor


                                    By:    John A. Young
                                    Title: Vice President

                                    VHC INC.
                                      as a Guarantor


                                    By:    John A. Young
                                    Title: Vice President

                                    THE BANK OF NOVA SCOTIA
                                      as Administrative Agent


                                    By:     James R. Trimble
                                    Title:  Senior Relationship Manager


                                    LENDERS:

                                    THE BANK OF NOVA SCOTIA


                                    By:     James R. Trimble
                                    Title:  Senior Relationship Manager


                                    NATIONSBANK, NA


                                    By:     Chittaranjan D. Swamidasan
                                    Title: Vice President